NOTICE OF GUARANTEED DELIVERY
                                      FOR
                          TENDER OF DEPOSITARY SHARES
                               EACH REPRESENTING
                      A ONE-FOURTH INTEREST IN A SHARE OF
                   8.40% SERIES C CUMULATIVE PREFERRED STOCK,
                           PAR VALUE $1.00 PER SHARE
                                       OF
                              BOWATER INCORPORATED
                       PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 16, 1995

This form or a facsimile hereof must be used to accept the Offer (as defined below) if:
     (a) depositary receipts for Depositary Shares (the "Depositary Shares"), each representing a one-fourth interest in a share of 8.40% Series C Cumulative Preferred Stock, par value $1.00 per share, liquidation preference $100 per share, of BOWATER INCORPORATED, a Delaware corporation (the "Company"), cannot be delivered to the Depositary on or prior to the Expiration Date (as defined in Section 4 of the Company's Offer to Purchase dated October 16, 1995 (the "Offer to Purchase")); or
     (b) the procedure for book-entry transfer (set forth in Section 5 of the Offer to Purchase) cannot be completed on a timely basis; or
     (c) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date.

     This form, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 5 of the Offer to Purchase.
                        THE DEPOSITARY FOR THE OFFER IS:
                              THE BANK OF NEW YORK

                                      BY FACSIMILE TRANSMISSION
           BY MAIL:               (FOR ELIGIBLE INSTITUTIONS ONLY):     BY HAND OR OVERNIGHT COURIER:
 Tender & Exchange Department               (212) 815-6213               Tender & Exchange Department
        P.O. Box 11248                                                        101 Barclay Street
    Church Street Station               Confirm by Telephone:             Receive and Deliver Window
New York, New York 10286-1248               (800) 507-9357                 New York, New York 10286

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONES LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of Depositary Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 5 of the Offer to Purchase.
No. of Depositary Shares
tendered
                                                       SIGN HERE

          Depositary Shares
                                                     (Signature(s))

Certificate Nos.
                                                     (Signature(s))
(if available):

                                                (Name(s)) (Please Print)

                                                       (Address)
If Depositary Shares will be delivered
by book-entry transfer:

                                                       (Zip Code)
Name of Tendering Institution:

                                             (Area Code and Telephone No.)
Account
at:
 The Depository Trust Company
 Midwest Securities Trust Company
 Philadelphia Depository Trust Company
                                   GUARANTEE
                    (Not to be used for signature guarantee)
     The undersigned, a financial institution that is a participant in the Securities Agents Medallion Program, the New York Stock Exchange Medallion Program, or the Stock Exchange Medallion Program, guarantees (a) that the above named person(s) has (have) a "net long position" in the Depositary Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) to deliver to the Depositary either the depositary receipts representing the Depositary Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Depositary Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in any such case together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantees and any other required documents within three New York Stock Exchange trading days after the execution of this notice.

                                                     (Name of Firm)

                                                 (Authorized Signature)

                                                         (Name)

                                                       (Address)

                                                       (Zip Code)

                                             (Area Code and Telephone No.)
Dated:
DO NOT SEND DEPOSITARY RECEIPTS WITH THIS FORM. YOUR DEPOSITARY RECEIPTS MUST BE SENT WITH THE LETTER OF TRANSMITTAL.